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                                                                   EXHIBIT 10.10

                              EXPORT LOAN AGREEMENT

THIS EXPORT LOAN AGREEMENT between AMX Corporation, formerly known as Panja, Inc., and Bank One, N.A. with its main off ice in Chicago, Illinois is made and executed as of September 30, 2002. This Agreement governs the Credit Accommodations described herein. Borrower understands and agrees that: (a) in granting, issuing, renewing, or extending such, Credit Accommodations, Lender is relying upon Borrower's representations, warranties, and agreements set forth in this Agreement and the other Financing Documents; and (b) such Credit Accommodations shall be and remain subject to the following terms and conditions of this Agreement until all Borrower's Obligations hereunder have been paid and performed in full.

DEFINITIONS.

     Defined Terms. The following words shall have the following meanings when used in this Agreement.

     Affiliate. The word "Affiliate" means any Person directly or indirectly controlling, controlled by or under common control with, another Person.

     Agreement. The word "Agreement" means this Export Loan Agreement, as it may be amended, modified, restated, renewed and extended from time to time, together with all exhibits and schedules attached hereto from time to time. The Agreement is the Loan Agreement, as defined in the Borrower Agreement.

     Borrower. The word "Borrower" means AMX Corporation, formerly known as Panja, Inc., its successors and assigns.

     Borrower Agreement. The words "Borrower Agreement" mean the Borrower Agreement relating to Loan executed by Borrower for the benefit of Lender and Ex-Im Bank, in the form prescribed by Ex-Im Bank attached hereto as Exhibit B.

     Borrower's Obligations. The words "Borrower's Obligations" mean all loans, advances, debts, expenses, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, arising in connection with the Loan. Borrower's Obligations are the Loan Facility Obligations, as defined in the Borrower Agreement, and are included in the Indebtedness, as defined in the Security Agreement and the Guaranty.

     Collateral. The word "Collateral" means all property and interests in property in and upon which Lender has been granted a Lien, including the Security Interest, as security for the payment and performance of Borrower's Obligations, including the Collateral identified in Section 6 of the Loan Authorization Notice and all Proceeds thereof. The Collateral is included in the Collateral, as defined in the Security Agreement.

     Commitment. The word "Commitment" means the commitment of Lender to extend to Borrower the Loan in accordance with the terms and conditions of this Agreement.

     Commitment Period. The words "Commitment Period" mean the period commencing on the Effective Date and ending on the Commitment Termination Date.

     Commitment Termination Date. The words "Commitment Termination Date" mean the Final Disbursement Date for the Loan, unless the Commitment Termination Date is accelerated in accordance with the Section titled "EFFECT OF AN EVENT OF DEFAULT."

     Debt Service Coverage Ratio. The words "Debt Service Coverage Ratio" mean, as of the date of determination, the ratio of (i) the sum of Borrower's net income, non-cash charges and interest expenses to (ii) the sum of Current Maturities of Funded Debt and interest expenses of Borrower.

     Dollars. "Dollars" and the sign "$" mean dollars in lawful money of the United States of America and, in relation to all payments in Dollars hereunder, (i) same day funds paid through the Regional Clearing House Interbank Payments System, or (ii) immediately available funds paid through the Regional Federal Reserve Bank, or (iii) such other funds as may then be required by the customary procedure of member banks of the Regional Clearing House Association for the settlement of payments.

     EBITDA. "EBITDA" means, Net Income plus, to the extent deducted in determining Net Income, (i) Interest Expense, (ii) expense for income taxes paid or accrued, (iii) depreciation, and (iv) amortization.

     Event of Default. The words "Event of Default" have the meaning assigned them in the Section titled "EVENTS OF DEFAULT."

     Ex-Im Bank. The word "Ex-Im Bank" means the Export-Import Bank of the United States, its successors and assigns.

     Ex-Im Bank Guarantee. The words "Ex-Im Bank Guarantee" mean the Master Guarantee Agreement between Bank One, NA with its main office in Chicago, Illinois and Ex-Im Bank, together with (i) the Delegated Authority Letter Agreement between Bank One, NA with its main office in Chicago, Illinois and Ex-Im Bank, (ii) the Affiliate Guarantee Authorization Agreement between Bank One, NA with its main office in Chicago, Illinois and Ex-Im Bank, and (iii) the Loan Authorization Notice.

     Export-Related Collateral. The words "Export-Related Collateral" mean all Export-Related Inventory, Export-Related Accounts Receivable, Export-Related General Intangibles, and all Proceeds.

     Financing Documents. The words "Financing Documents" mean, collectively, this Agreement, the Note, the Security Agreement, the Borrower Agreement, the Ex-Im Bank Guarantee, the Letter of Credit Application(s), all Letters of Credit issued pursuant hereto, and any other documents, certificates and agreements which are executed and delivered by Borrower, any Guarantor or any other Person evidencing, securing, guaranteeing or otherwise relating to Borrower's Obligations. The Financing Documents are the Loan Documents, as defined in the Borrower Agreement, and are included in the Loan Documents, as defined in the Security Agreement and the Guaranty.

     Interest Expense. "Interest Expense" means, with reference to any period, the interest expense of Borrower during such period as reflected in the financial statements of Borrower prepared in accordance with generally accepted accounting principals ("GAAP").

     Lender. The word "Lender" means Bank One, NA with its main office in Chicago, Illinois, its successors and assigns.

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     Leverage Ratio. The words "Leverage Ratio" mean, as of the date of determination, the ratio of Borrower's (i) total liabilities to (ii) Tangible Net Worth.

     Loan. The word "Loan" means the credit facility described in the Section titled "LOAN." The Loan is the Loan Facility, as defined in the Borrower Agreement.

     Loan Authorization Notice. The words "Loan Authorization Notice" mean the Loan Authorization Notice executed by Lender or Bank One, NA with its main office in Chicago, Illinois and delivered to and acknowledged by Ex-Im Bank setting forth the terms and conditions of the Loan, a copy of which is attached hereto as Annex A. The Loan Authorization Notice is the Loan Authorization Notice, as defined in the Borrower Agreement.

     Maturity Date. The words "Maturity Date" mean the first Business Day following the Stated Final Disbursement Date; provided, however, that with regard to Letter of Credit Obligations outstanding on the Stated Final Disbursement Date, the Maturity Date for any Disbursement under the Letter(s) of Credit related thereto shall be the earlier to occur of (i) the first Business Day following the date of such Disbursement, or (ii) the 20th day after the expiry date of the Letter(s) of Credit related to such Letter of Credit Obligations.

     Net Income. The words "Net Income" means, with reference to any period, the net income (or loss) of Borrower during such period as reflected in the financial statements of Borrower prepared in accordance with GAAP.

     Note. The word "Note" means the promissory note of even date herewith in the original principal amount of Five Million and 00/100 Dollars ($5,000,000) executed by Borrower and payable to Lender evidencing Borrower's Obligations, together with all renewals, extensions, modifications, refinancings and consolidations of and substitutions for such promissory note.

     Proceeds. The words "Proceeds" or "proceeds" mean, when used with respect to any of the Collateral, all products and proceeds, cash and non-cash, within the meaning of the UCC and shall include the proceeds of any and all contracts, letters of credit and insurance policies.

     Security Agreement. The words "Security Agreement" means collectively, the Security Agreement dated as of September 30, 2002, Intellectual Property Security Agreement dated as of September 30, 2002, and Pledge Agreement dated as of September 30, 2002 executed by Borrower in favor of Lender creating the Security Interest in the Collateral, together with all amendments, modifications and extensions thereof.

     Security Interest. The words "Security Interest" have the meaning assigned to them in the Security Agreement.

     Stated Final Disbursement Date. The words "Stated Final Disbursement Date" mean the date stipulated as the Final Disbursement Date in Section 10 of the Loan Authorization Notice.

     Tangible Net Worth. The words "Tangible Net Worth" means, as of any date, the total shareholder's equity ( including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Borrower, less the aggregate book value of intangible assets shown on such balance sheet, plus any subordinated debt as of such date.

     Working Capital. The words "Working Capital" mean, as of the date of determination, the amount by which Borrower's current assets exceed its current liabilities, determined as to classification of items and as to amounts in accordance with GAAP, except that there shall be excluded from current assets (i) all prepaid expenses and (ii) all amounts due from Affiliates (including, without limitation, officers and directors) of Borrower.

Additional Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings assigned those terms in the Borrower Agreement. All accounting terms used but not defined in this Agreement or the Borrower Agreement shall be construed in accordance and conformity with GAAP applied on a consistent basis. Except as expressly provided herein, terms used herein that are defined in the UCC and are not otherwise defined in this Agreement or the Borrower Agreement shall have the meanings assigned to such terms in the UCC.

LOAN. Subject to the provisions of this Agreement, including without limitation the satisfaction of the conditions described in the Section titled "CONDITIONS PRECEDENT AND SUBSEQUENT," Lender agrees to establish a Revolving Loan Facility and make and incur Credit Accommodations in support of Export Orders as hereinafter provided, provided the aggregate Credit Accommodation Amount outstanding at any time shall not exceed the lesser at such time of (a) the Export-Related Borrowing Base and (b) the Maximum Amount. All Disbursements hereunder shall be made in Dollars.

     Advances. Lender agrees to make advances directly to Borrower or for Borrower's account during the Commitment Period. Borrower shall request each advance under the Loan by delivering to Lender a written request therefor, an Export-Related Borrowing Base Certificate, a copy of the Export Order(s) against which Borrower is requesting an advance, and such other information and documentation as Lender may require, in accordance with the Subsection titled "Export-Related Borrowing Base Certificates." Upon receipt of the above described information and documents by Lender, Lender shall make such advance within one Business Day following Lender's determination that all conditions to the making of such advance have been satisfied. Each advance shall be conclusively deemed to have been made at the request of and for the benefit of Borrower (a) when credited to any deposit account of Borrower maintained with Lender, or (b) when advanced in accordance with the instructions of an authorized Person. Lender, at its option, may set a cutoff time, after which all requests for advances under the Loan will be treated as having been requested on the next succeeding Business Day.

     Modification of Eligible Export-Related Accounts Receivable. Notwithstanding the definition of the term "Eligible Export-Related Accounts Receivable" in the Borrower Agreement, for purposes of this Agreement and furnishing Export-Related Borrowing Base Certificates (1) in no event will the Accounts Receivable of any single Buyer be deemed to be eligible pursuant to the Financing Documents if more than 20% of the Accounts Receivable of such Buyer have not been paid within 90 days from the invoice date, and (2) there shall be excluded from Eligible Export-Related Accounts Receivable that portion of all Accounts Receivable from Buyers located in any single country which exceeds 25% of all of the Eligible Export- Related Accounts Receivable (excluding AMX (UK) Limited).

     Available Credit Accommodations. The amount of the Credit Accommodations available to be made or incurred hereunder at any particular time from time to time shall be equal to the difference between (a) the lesser at such time of (i) the Maximum Amount, (ii) the Export-Related Borrowing Base, and
     (iii) Borrower's unfunded export-related working capital needs; and (b) the Credit Accommodation Amount at such time. The Export-Related Borrowing Base shall be determined in accordance with this Agreement, the Borrower Agreement and the Export-Related Borrowing Base Certificate.

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          (a) Any Eligible Export-Related Account Receivable or Eligible
          Export-Related Inventory included in the Export-Related Borrowing Base which subsequently fails to satisfy any of the applicable eligibility criteria shall immediately cease to be included in the Export-Related Borrowing Base.

          (b) Upon the sale, shipment, delivery to and acceptance by Buyer of any Item of Eligible Export-related Inventory, such Item shall cease to be included in the Export-related Borrowing Base as Export-related Inventory; however, the resulting Export-related Account Receivable shall be included in the Export-related Borrowing Base provided that it otherwise satisfies all of the eligibility criteria for Eligible Export-related Accounts Receivable.

     Prohibited Credit Accommodations. Notwithstanding anything contained in this Agreement to the contrary:

          (a) Lender shall not at any time make or incur a Credit Accommodation under this Agreement:

                    (i) after the Final Disbursement Date, except for Disbursements to fund drawings under Letters of Credit outstanding on the Final Disbursement Date made within 30 days after the expiry date of the Letter of Credit related thereto;

                    (ii) following the occurrence of an Event of Default hereunder;

                    (iii) if the Credit Accommodation has been or will be used in a manner prohibited by the Borrower Agreement; or

                    (iv) if no outstanding Export Order(s) exist with respect to Borrower.

          (b) No Warranty Letters of Credit shall be issued by Lender under this Agreement without the prior written approval of Lender and Ex-Im Bank; and if such approval is obtained, any Warranty Letter of Credit so approved shall be issued only upon the satisfaction of all conditions to such issuance, including reserves from the Export-Related Borrowing Base, established by Lender and Ex-Im Bank.

     PAYMENT AND PREPAYMENT OF BORROWER'S OBLIGATIONS.

          (a) Borrower's Obligations shall be paid (and may be prepaid) in accordance with the provisions of this Agreement, the Borrower Agreement and the Note. Unless sooner due and payable or paid pursuant to the other provisions of this Agreement, the Borrower Agreement and the Note, Borrower shall pay to Lender in full on the Maturity Date all outstanding Borrower's Obligations, including, without limitation, the aggregate principal amount of all Disbursements then outstanding and all accrued but unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid. If the Loan is a Revolving Loan Facility, Disbursements made to Borrower or for Borrower's account and repaid by Borrower during the Commitment Period shall be available on a continuous basis until the Final Disbursement Date to fund Credit Accommodations made or incurred under the Loan in accordance with the terms of this Agreement and the Borrower Agreement.

          (b) In accordance with the Borrower Agreement, upon demand by Lender, Borrower shall provide additional Collateral or make additional payment(s) to Lender to ensure that at all times (i) the Export-related Borrowing Base equals or exceeds the Credit Accommodation Amount; and (ii) if the Loan is a Revolving Loan Facility (other than a Transaction Specific Revolving Loan Facility), the outstanding principal balance of the Credit Accommodations that is supported by Export-Related Inventory does not exceed 60% of the sum of (y) the outstanding principal balance of the Disbursement(s), and
          (z) the undrawn face amount of all outstanding Commercial Letters of Credit hereunder.

     Application of Payments. All payments made by or received from Borrower or for Borrower's account in respect of Borrower's Obligations (including prepayments by Borrower and Proceeds received by Lender) shall be applied by Lender first to the payment of accrued and unpaid interest, second to the payment of the principal amount of Borrower's Obligations, and third to any unpaid costs, fees and expenses due under this Agreement and the other Financing Documents.

     Reliance by Lender on Communications and Authorizations from Borrower. In making or incurring any Credit Accommodation pursuant to this Agreement and the other Financing Documents, Lender shall be authorized to rely on any Export-related Borrowing Base Certificate, or other information, documentation, notice or communication which appears to have been executed and delivered by any of the authorized representatives of Borrower who are designated in the general certificate delivered by Borrower to Lender. In the event that the Person(s) authorized to execute and deliver such documents or to take action hereunder on behalf of Borrower become(s) unavailable or unable to do so, Borrower promptly shall appoint one or more successor representative(s) and shall furnish Lender with a certificate satisfactory to Lender which shall contain a copy of the resolutions or other actions taken by Borrower to authorize such appointment(s) and the specimen signature of each Person so appointed to act on behalf of Borrower pursuant to this Agreement.

CONDITIONS PRECEDENT AND SUBSEQUENT.

     Conditions Precedent. The obligation of Lender to make or incur any Credit Accommodation in each case is subject to satisfaction of the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to Lender:

          (a) Lender shall have received evidence that this Agreement and all other Financing Documents have been duly authorized, executed, and delivered by the parties thereto and shall be and remain valid and enforceable.

          (b) To the extent not previously received by Lender, Lender shall have received a general certificate of the Secretary of Borrower, dated no later than the date of the execution and delivery of this Agreement, certifying (i) that attached thereto is a true, complete and correct copy of the Certificate or Articles of Incorporation of Borrower as in effect on the date of such certification and a true, complete and correct copy of the By-Laws of Borrower, (ii) that attached thereto is a true, complete and correct copy of resolutions adopted by the Board of Directors of Borrower authorizing the execution and delivery of this Agreement and each of the other Financing Documents and authorizing Borrower to incur Borrower's Obligations and to perform all other covenants and agreements of Borrower contained in this Agreement and in the other Financing Documents, and (iii) as to the incumbency and specimen signature of each officer of Borrower who is authorized to execute and deliver this Agreement, all Export-related Borrowing Base Certificates and Letter of Credit Applications to be delivered pursuant hereto, and any other Financing Documents and other instruments, certificates and documents to be executed and delivered by Borrower hereunder.

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          (c) Lender shall have received satisfactory evidence that the insurance which Borrower is required to maintain pursuant to this Agreement is in full force and effect.

          (d) Borrower shall have paid all of the fees, costs and expenses which are due and payable under this Agreement and any other Financing Document.

          (e) Ex-Im Bank shall have acknowledged receipt of the Loan Authorization Notice to Lender to effect the coverage of Borrower's Obligations under the Ex-Im Bank Guarantee and Lender shall have provided a copy of the fully executed and acknowledged Loan Authorization Notice to Borrower.

          (f) All conditions set forth in the Loan Authorization Notice that were to be satisfied as of the date of Lender's making or incurring the requested Credit Accommodation shall have been satisfied, and Lender otherwise shall be permitted under the Ex-Im Bank Guarantee to make and incur Credit Accommodations hereunder.

          (g) All legal matters incident to the Loan and all documents necessary in the opinion of Lender to the making or incurring of Credit Accommodations shall be satisfactory in all respects to counsel for Lender.

          (h) All Liens, including the Security Interest, in and upon the Collateral shall have been duly authorized, created and perfected,

          (i) with first priority, with respect to the Collateral described in
          Section 6(A) of the Loan Authorization Notice, and (ii) with the priorities set forth in Sections 6(E) and (F) of the Loan Authorization Notice with respect to other Collateral, in each case subject only to Permitted Liens, and shall be and remain valid and enforceable.

          (i) Lender, at its option and for its sole benefit, shall have conducted an audit of Borrower's Export-related Collateral, books, records, and operations, and Lender shall be satisfied as to their condition.

          (j) Lender shall have received a completed and executed Export-related Borrowing Base Certificate and any other information and documentation that Lender may require, in accordance with the Subsection titled "Export-related Borrowing Base Certificates."

          (k) (i) Borrower shall have complied with, and shall then be in compliance with, all the terms, covenants, and conditions of this Agreement, the Borrower Agreement, and all other Financing Documents which are binding upon it, (ii) there shall exist no Event of Default under this Agreement, and (iii) all representations and warranties of Borrower contained in this Agreement and all other Financing Documents shall be true and correct.

          (l) Borrower shall have complied with, and shall then be in compliance with, all the terms, covenants, and conditions of any other agreement now existing or hereafter arising between Lender and Borrower, and there shall exist no default or event of default thereunder.

     Condition Subsequent. The obligation of Lender to make or incur any Credit Accommodation hereunder is conditioned upon Lender's receipt at Borrower's expense of a post closing lien search confirming that all UCC financing statements and other documents necessary to perfect the Liens in the Collateral in favor of Lender in the priorities required hereunder have been filed among all appropriate records.

COLLATERAL. To secure payment and performance of all Borrower's Obligations, Borrower shall grant to Lender valid, enforceable and duly perfected Liens, including the Security Interest, in all Collateral. The Liens shall be of first priority with respect to the Collateral described in Section 6(A) of the Loan Authorization Notice, and the Liens shall have the priorities set forth in Sections 6(E) and (F) of the Loan Authorization Notice with respect to the other Collateral, in each case subject only to Permitted Liens. Borrower agrees that Lender shall have in respect of all Collateral that is subject to the UCC all of the rights and remedies of a secured party under the UCC in all states in which any portion of the Collateral may be located, as well as those provided in this Agreement. In the event Lender has extended or extends a loan or other credit accommodation to Borrower in addition to the Loan and receives a Lien on any assets or property, the Lien on such assets and property shall also secure Borrower's Obligations, and Borrower agrees to execute such documents and instruments as Lender requires to extend such security to Borrower's Obligations.

     Perfection of Security Interest. Borrower agrees to execute such financing statements and other documents and to take whatever other actions are requested by Lender to perfect and continue Lender's Liens upon the Collateral. Borrower hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any financing statements and other documents necessary to perfect or to continue its Liens. Lender may at any time, and without further authorization from Borrower, file a carbon, photograph, facsimile, or other reproduction of any financing statement for use as a financing statement. Borrower will reimburse Lender for all expenses for the perfection, termination, and the continuation of the perfection of Lender's Liens upon the Collateral. Borrower will promptly notify Lender of any change in Borrower's name including any change to the assumed business names of Borrower. Borrower also will promptly notify Lender of any change in Borrower's social security number or employer identification number. Lender's Security Interest in any Export-Related Accounts Receivable shall be further perfected by Borrower's execution and delivery to Lender of any instruments, the giving of any notices and the taking of any additional steps that may be required under foreign law in order to ensure the effectiveness of the assignment of such Export-Related Accounts Receivable against the Buyer.

     Collateral Records and Reports. Borrower does now, and at all times hereafter shall keep correct and accurate books and records of the Collateral, all of which books and records shall be available to Lender or Lender's representative upon demand for inspection and copying at any reasonable time. In this connection, Borrower acknowledges that Lender is required by Ex-Im Bank to perform (or contract to perform) a field examination of Borrower and the Collateral in accordance with Lender's customary procedures but in no event less than every six months. Such field examination shall include without limitation an inspection and valuation of Inventory and Other Assets, a book audit of Accounts Receivable and a review of the Accounts Receivable aging report For Revolving Loan Facilities, if Lender elects in its sole discretion to make Credit Accommodations based upon summaries of Export Orders, then at least once each quarter, Lender shall review a sampling selected by Lender of those Export Orders representing at least 10% of the aggregate Dollar volume of Export Orders and 10% of the number of Export Orders supporting Credit Accommodations made or incurred during the past quarter. Specifically with respect to Export-Related Collateral, Borrower agrees to keep and maintain such books and records as Lender may require, including, without limitation, information concerning the eligibility of Export-Related Collateral for Export-Related Borrowing Base purposes, Export-Related Accounts Receivable balances and number of days outstanding, descriptions and itemizations of the kind, type, quality, and quantity of Export-Related Inventory, Inventory costs and selling prices, and records of daily withdrawals and additions to Export-rRlated Inventory. Borrower shall submit to Lender in writing from time to time upon Lender's request and in any event no later than the 20th day of each month (a) an Inventory schedule for the immediately preceding month, which schedule shall include the location of each Item of Inventory, (b) an Accounts Receivable aging report for the immediately preceding month, which report shall include the customer name,

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     Dollar amount due and number of days outstanding for each Export-Related
     Account Receivable, (c) information concerning the status of completion of Export Orders, and (d) such other information, reports, contracts, invoices and other data relating to the Collateral as Lender may request.

     Assignment of Foreign Credit Insurance Policy Proceeds and Buyer/Supplier Financing. Borrower shall, simultaneously with the execution of this Agreement and as and when such policies are put into effect or financing is obtained by Borrower for the benefit of any Buyer, at any time prior to the payment and performance in full of Borrower's Obligations, assign to Lender the proceeds of all foreign credit insurance policies maintained by Borrower and any financing obtained by Borrower for the benefit of any Buyer, including, without limitation, any financing the repayment of which is guaranteed or insured by Ex-Im Bank, such assignment to provide for payment to be made directly into Borrower's account with Lender or to Lender.

     Loss of Collateral. Lender shall not be liable for the loss of any Collateral in its possession, nor shall such loss diminish Borrower's Obligations.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants the following to Lender and Ex-Im Bank, as of the Effective Date, as of the date each Credit Accommodation is made or incurred hereunder, as of the date of any Renewal, extension or modification of the Loan, and at all times any of Borrower's Obligations are outstanding, and it is the affirmative obligation of Borrower to notify Lender in writing promptly, but in any event within five (5) Business Days, of any occurrence, circumstance or fact which would affect its ability to make the representations and warranties contained herein:

     Organization. Borrower is a corporation which is duly organized, validly existing, and in good standing under the laws of the state of Borrower's incorporation and is duly qualified and in good standing in all other states in which Borrower is doing business. Borrower has the full power and authority to own its properties and to transact the businesses in which it is presently engaged or presently proposes to engage. Borrower has not been suspended or debarred from doing business with the United States government.

     Authorization. The execution, delivery, and performance of this Agreement and all other Financing Documents to which Borrower is a party have been duly authorized by all necessary action by Borrower; do not require the consent or approval of any other Person; and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its certificate or articles of incorporation or organization, or bylaws, or partnership, limited liability or operating agreement, or any other agreement or instrument binding upon Borrower, or (b) any law, governmental regulation, court decree, or order applicable to Borrower. Borrower has all requisite power and authority to execute and deliver this Agreement and all other Financing Documents to which Borrower is a party.

     Financial Information. Each financial statement of Borrower supplied to Lender truly and completely discloses financial condition of Borrower as of the date of the statement, and there has been no change in Borrower's financial condition subsequent to the date of the most recent financial statement supplied to Lender, which has had or could reasonably be expected to have a Material Adverse Effect. Borrower has no material contingent obligations except as disclosed in such financial statements.

     Legal Effect. This Agreement and all other Financing Documents to which Borrower is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     Properties. Borrower is the sole owner of, and has good title to, all of Borrower's properties free and clear of all security interests except for liens and security interests in favor of Lender and Permitted Liens, and has not executed any security documents or financing statements relating to such properties. Title to all of Borrower's properties are in Borrower's legal name, and Borrower has not used, or filed a UCC financing statement under, any other name for at least the last six (6) years.

     Compliance. Except as disclosed to and acknowledged by Lender in writing,
     (a) Borrower is conducting Borrower's businesses in material compliance with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders, determinations and court decisions, including, without limitation, those pertaining to health or environmental matters, and (b) Borrower otherwise does not have any contingent liability in connection with the release into the environment, disposal or the improper storage of any toxic or hazardous substance or solid waste which has had or could reasonably be expected to have a Material Adverse Effect.

     Licenses. All necessary licenses, permits and authorizations required for the exporting of the Export-related Inventory have been or will be timely obtained by Borrower, and to the best of Borrower's knowledge, all required necessary licenses, permits and authorizations have been or will be timely obtained by each importer.

     Performance. Borrower has an operating history of at least one year. Borrower has sufficient financial resources with which to perform its Export Orders and to pay any costs of completing its Export Orders which are not paid from the proceeds of the Loan.

     Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which has had or could reasonably be expected to have a Material Adverse Effect other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

     Taxes. All tax returns and reports of Borrower that are or were required to be filed have been filed in a timely manner, and all taxes, assessments and other governmental charges have been paid in full, except those that have been disclosed in writing to Lender which are presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

     Lien Priority. Unless otherwise previously disclosed to and approved by Lender in writing, Borrower has not entered into any security agreements, granted a Lien or permitted the filing or attachment of any Lien (other than Permitted Liens) on or affecting any of the Collateral, except in favor of Lender.

     Use of Proceeds. Borrower shall not use any Loan proceeds for the purchasing or carrying of "margin stock" as defined in Regulation U issued by the Board of Governors of the Federal Reserve System.

     Employee Benefit Plans. Each employee benefit plan as to which Borrower may have any liability complies in all material respects with all applicable requirements of law and regulations, and (a) no Reportable Event nor Prohibited Transaction (as defined in ERISA) has occurred with respect to any such plan, (b) Borrower has not withdrawn from any such plan or initiated steps to do so, (c) no steps have been taken to terminate any such plan, and (d) there are no unfunded liabilities other than those previously disclosed to Lender in writing.

     Location of Borrower's Offices and Records. Borrower's place of business, or Borrower's chief executive office if Borrower has more than one place of business, is located at the address for notices to Borrower set forth in the Subsection titled "Notices". Unless Borrower has notified Lender and Lender has acknowledged in writing to the contrary, said address is also the location of Borrower's books and records concerning the Collateral.

     Information. All information heretofore or contemporaneously herewith furnished by Borrower to Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrower to Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     Export-related Accounts Receivable. (a) All Export-related Accounts Receivable represented by Borrower to constitute Eligible Export-related Accounts Receivable satisfy all relevant eligibility criteria; (b) all Export-related Receivables information contained in Export-related Borrowing Base Certificates and related reports delivered to Lender will be true and correct, subject to immaterial variance; and (c) Lender shall have the right at any time during normal business hours and at Borrower's expense to confirm with Buyers the accuracy of such Export-related Accounts Receivable information.

     Export-related Inventory and Other Assets. (a) All Export-related Inventory represented by Borrower to constitute Eligible Export-related Inventory satisfies all relevant eligibility criteria; (b) all information regarding Export-related Inventory and Other Assets (if any) contained in Export-related Borrowing Base Certificates and related schedules delivered to Lender will be true and correct, subject to immaterial variance; (c) the Export-related Inventory Value and the Other Assets Value (if any) will be determined in accordance with GAAP; (d) except as agreed to the contrary by Lender in writing, all Eligible Export-related Inventory and Other Assets are now and at all times hereafter will be in Borrower's physical possession; (e) all Eligible Export-related Inventory is now and at all times hereafter will be of good and merchantable quality, free from defects; (f) no Eligible Export-related Inventory is now and none at any time hereafter will be stored with a processor, bailee, warehouseman, or similar party without Lender's prior written consent; and (g) Lender and Ex-Im Bank shall have the right at any time during normal business hours and at Borrower's expense to check and test Export-related Inventory and Other Assets (if any) as to quality, value, and condition.

Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in extending the Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect as long as any of Borrower's Obligations remain outstanding.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect and until all of Borrower's Obligations are fully paid and performed, Borrower shall:

     Additional Liabilities. Promptly, but in any event within five (5) Business Days, inform Lender in writing (a)in the event any litigation, claim, investigation, administrative proceeding or similar action affecting Borrower or any Guarantor which could reasonably be expected to have a Material Adverse Effect is filed or threatened against Borrower or any Guarantor, and (b) of the creation, occurrence or assumption by Borrower of any actual or contingent liabilities not permitted under this Agreement.

     Financial Records. Maintain or cause to be maintained books and records in accordance with GAAP, and permit Lender and Ex-Im Bank or their representatives to examine, review, audit and make and take away copies or reproductions of Borrower's books and records at all reasonable times. If any books and records, including, without limitation, computer generated records and computer software programs for the generation of such records, now or hereafter are maintained in the possession of a third party, Borrower, upon request of Lender, shall instruct such party to permit Lender and Ex-Im Bank or their representatives free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrower's expense.

     Reporting Requirements. Furnish to Lender:

          (a) As soon as available and in any event not later than 45 days after the end of each fiscal quarter, the unaudited balance sheets of Borrower as of the end of such quarter, and the related unaudited statements of income, shareholders' equity and cash flows for the period commencing at the end of the previous year and ending with the end of such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, all in reasonable detail and duly certified with respect to such statements (subject to year-end audit adjustments) by an authorized financial officer of Borrower as having been prepared in accordance with GAAP;

          (b) As soon as available and in any event not later than [90] days after the end of each fiscal year of Borrower and any Guarantor (other than an individual Guarantor), a copy of the annual audit for such year for Borrower and any such Guarantor ,including therein audited balance sheets of Borrower and any such Guarantor as of the end of such fiscal year and the related statements of income, shareholders' equity and cash flows for such fiscal year, and the corresponding figures as at the end of, and for, the preceding fiscal year, in each case audited and certified by a firm of independent certified public accountants of recognized standing acceptable to Lender and including any management letters delivered by such accounting firm to Borrower or such Guarantor in connection with such audit together with a certificate of such accounting firm to Lender stating that, in the course of the regular audit of the business of Borrower or such Guarantor which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accounting firm, an Event of Default has occurred and is continuing, a statement as to the nature thereof;

          (c) Within 30 days after filing with the Internal Revenue Service and in any event not later than 90 days after March 31 of each year, copies of each Guarantor's signed federal income tax returns for the prior year; and

          (d) To the extent not hereinabove described, the financial statements of Borrower and each Guarantor deliverable pursuant to the Loan Authorization Notice by the dates set forth therein.

     Taxes, Charges and Liens. Pay and discharge when due all of Borrower's indebtedness and obligations, including, without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits; provided, however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (a) the legality of the same shall be contested in good faith by appropriate proceedings, and (b) Borrower shall have established or caused to have been established adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP. Borrower, upon demand of Lender, will furnish to Lender evidence of payment of the assessments, taxes, charges, levies, liens and claims and will authorize the appropriate governmental official to deliver to Lender at any time a written statement of any assessments, taxes, charges, levies, liens and claims against Borrower's properties, income, or profits.

     Additional Information. Furnish to Lender such additional information and statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, financial information on principal suppliers of Borrower, and other reports with respect to Borrower's financial condition and business operations as Lender may request from time to time, including, without limitation, those reports listed in Section 9 of the Letter Loan Agreement dated as of September 30, 2002.

     Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, coverages and with insurance companies reasonably acceptable to Lender. If Borrower fails to provide any required insurance or fails to continue such insurance in force, Lender may, but shall not be required to, obtain such insurance at Borrower's expense, and the cost of such insurance will be added to Borrower's Obligations. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form and substance satisfactory to Lender, including stipulations that coverages will not be canceled or changed without at least 10 days' prior written notice to Lender. In connection with all policies covering any of the Collateral, Borrower will provide Lender with such loss payable or other endorsements as Lender may require; and each such policy in any event shall contain a standard non-contributing, non-reporting mortgagee or loss payee clause naming Lender as mortgagee and loss payee. Each liability insurance policy shall name Lender as additional insured. At Lender's request Borrower shall furnish to Lender from time to time reports on each existing insurance policy including, without limitation, the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the properties insured; (e) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; (f) the expiration date of the policy; and (g) such additional information as Lender may request.

     Other Agreements. Comply with all material terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any material default in connection with any other such agreements.

     Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the other Financing Documents and in all Export Orders (including, without limitation, the delivery of the goods required thereby free and clear of defects and prior to the deadline specified therein) in a timely manner, and promptly notify Lender (including, without limitation, providing such notice of events as is required pursuant to the Borrower Agreement) of the occurrence of any event which constitutes or may constitute an Event of Default under this Agreement or a default under any of the other Financing Documents or Export Orders. Borrower shall, as soon as possible, take all actions necessary to entitle Borrower to receive any payments due under all Export Orders, including, without limitation, the timely drawing of drafts under any letters of credit issued for the benefit of Borrower in connection therewith and the timely presentation of any claims under any insurance policy issued by, or financing guaranteed by, Ex-Im Bank or any other insurer or guarantor.

     Operations. Conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state, municipal, and foreign laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including without limitation, compliance with the Americans with Disabilities Act, all applicable environmental statutes, rules, regulations and ordinances and with all minimum funding standards and other requirements of ERISA and other laws applicable to Borrower's employee benefit plans.

     Compliance Certificate. Unless waived in writing by Lender, provide Lender within 45 days after the end of each fiscal quarter with a certificate executed by Borrower's chief financial officer or other officer or person acceptable to Lender (a) certifying that the representations and warranties set forth in this Agreement and the other Financing Documents are true and correct in all material respects as of the date of the certificate and that, as of the date of the certificate, no Event of Default exists under this Agreement, and (b) demonstrating compliance with all financial covenants and ratios set forth in this Agreement.

     Export-Related Borrowing Base Certificates. In addition to deliveries at the time each request for a Credit Accommodation is made by Borrower (if required by Lender) or as otherwise required by Lender and Ex-Im Bank, and so long as there are any Credit Accommodations outstanding under the Loan, deliver to Lender no later than the 20th day of each calendar month an Exported-Related Borrowing Base Certificate, along with such supporting documentation as Lender may request. Without limiting the generality of the foregoing, each Export-Related Borrowing Base Certificate shall include or be accompanied by (a) in the event Borrower is requesting Credit Accommodations, a copy of the Export Order(s) (or, for Revolving Loan Facilities, if permitted in writing by Lender, a written summary of the Export Orders) and related invoice(s) against which Borrower is requesting Credit Accommodations, and copies of all other documentation pursuant to which the Buyer's obligations in respect of the Export Order(s) are evidenced, secured or guaranteed, and (b) in all cases, an Accounts Receivable aging report and Inventory schedule as described in the Subsection titled "Collateral Records and Reports," reconciled directly to Borrower's month-end Accounts Receivable report, its month-end Inventory schedule, and its general ledger, adjusted for intra-month sales, receipts, credits and other adjustments.

     Additional Assurances. Execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, to Lender and Ex-Im Bank such promissory notes, mortgages, deeds of trust, security agreements, financing statements, instruments, documents and other agreements as Lender or Ex-Im Bank may reasonably request to evidence and secure the Loan, to perfect the Liens or otherwise facilitate the performance of this Agreement and any of the other Financing Documents.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect and until all Borrower's Obligations are fully paid and performed, Borrower shall not, without the prior written consent of Lender and, to the extent required, Ex-Im Bank:

     FINANCIAL COVENANTS.

          (a) Permit its Leverage Ratio at any time to be in excess of 1.50 to
          1.0 as of the end of any fiscal quarter.

          (b) Permit its Tangible Net Worth at any time to be less than $14,000,000 as of the end of any fiscal quarter..

          (d) Maintain EBITDA (excluding tax refunds) at all times for the immediately preceding 12 month period of not less than $3,500,000.

     Maintain Basic Business. Engage in any business activities substantially different than those in which Borrower is presently engaged.

     Continuity of Operations. Cease operations, liquidate, dissolve or merge or consolidate with or into any other entity or make any material change in its corporate structure or identity, or enter into any agreement to do any of the following.

     Indebtedness. Create, incur or assume additional indebtedness for borrowed money, including capital leases, or guarantee any indebtedness owing by others, other than (a) current unsecured trade debt incurred in the ordinary course of business, (b) indebtedness owing to Lender, (c) borrowings outstanding as of the Effective Date and disclosed to Lender in writing, and (d) any borrowings otherwise approved by Lender in writing.

     Capital Expenditures. Make or advance any payment(s) directly or indirectly which in the aggregate exceed $4,000,000 during any 12 month period for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the Borrower's fixed asset account including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or capital lease.

     Transfer of Assets and Liens. Transfer, sell or otherwise dispose of any of Borrower's assets other than in the ordinary course of business, or mortgage, assign, pledge, or grant a security interest in or otherwise encumber Borrower's assets other than liens in favor of Lender and Permitted Liens.

     Transfer of Ownership. Permit the sale, pledge or other transfer of any ownership interest in Borrower.

     Investments and Loans. Make any substantial investment in or loan to, or purchase, create, form or acquire any substantial interest in, any other Person or enterprise including, without limitation, any Affiliate (including, without limitation, any officer or director) of Borrower other than loans to Affiliates that do not exceed the aggregate amount of $150,000.

     Dividends. Pay any dividends of Borrower's capital stock or purchase, redeem, retire or otherwise acquire any of Borrower's capital stock or alter or amend Borrower's capital structure; provided, however if Borrower is and becomes a Subchapter S corporation, Borrower may make distributions to each of its shareholders equal to each shareholder's additional federal and state income tax liability attributable to such shareholder's ownership of capital stock in Borrower.

     Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (including, without limitation, any officer or director) of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

     Default on Borrower's Obligations Regarding Payment. Failure of Borrower to make any payment within ten (10) days after the date when due on any of Borrower's Obligations, including, without limitation, any mandatory prepayments of Borrower's Obligations from the Proceeds of or comprising Export-related Accounts Receivable and Export-related Inventory.

     Other Defaults. (a) Failure of Borrower to comply with or to perform when due any other term, obligation, covenant or condition contained in this Agreement, the Note, the Borrower Agreement or in any of the other Financing Documents, and such failure remains uncured or uncorrected for a period of thirty (30) days; or (b) failure of Borrower to pay when due any amount payable to Lender under any other loan or credit accommodation to Borrower; or (c) the occurrence of any default or event of default under any other agreement now existing or hereafter arising between Lender and Borrower.

     False Statements. Any warranty, representation or statement made in or furnished to Lender under this Agreement or the other Financing Documents is false or misleading in any material respect when made or furnished, or becomes false or misleading at any time thereafter.

     Default toThird Party. The occurrence of any event which permits the acceleration of the maturity of any indebtedness in excess of $100,000 owing by Borrower or any Guarantor to any third party under any agreement or undertaking, or any such indebtedness shall not be paid as and when due.

     Insolvency. Borrower or any Guarantor (a) applies for, consents to or suffers the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property or calls a meeting of its creditors, (b) admits in writing its inability, or is generally unable, to pay its debts as they become due or ceases operations of its present business, (c) makes a general assignment for the benefit of creditors, (d) commences a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (e) is adjudicated as bankrupt or insolvent, (f) files a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesces to, or fails to have dismissed within 60 days, any petition filed against it in any involuntary case under such bankruptcy laws, (h) is the subject of any proceeding for the liquidation of its assets or dissolution, or (i) takes any action for the purpose of effecting any of the foregoing.

     Change in Ownership. Any change in ownership of 25% or more of the capital stock of Borrower, or Borrower becomes the subject of any merger or consolidation.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or any Guarantor, or by any governmental agency; or the issuance of any levy, assessment, attachment, seizure or Lien, other than a Permitted Lien, against any of the Collateral which is not stayed or lifted within 30 days.

     Ex-Im Bank Guarantee. The occurrence of an event of default under the Ex-Im Bank Guarantee or the Ex-Im Bank Guarantee ceases to be in effect for any reason whatsoever without Lender's prior written consent, including, without limitation, Borrower's failure to pay all fees due Ex-Im Bank.

     Contract Fulfillment; Change in Supplier Financial Condition. Any material delay occurs in Borrower's performance of its obligations under any material Export Order, unless such delay is due to force majeure and Borrower is able to satisfy Lender that the delay will not cause a default under the applicable Export Order or diminish the Buyer's payment obligations thereunder; or a material adverse change occurs in the financial condition of any material supplier to Borrower which could reasonably be expected to result in a material adverse effect on the financial condition of the Borrower.

     Material Adverse Effect. An event occurs which has had or could reasonably be expected to have a Material Adverse Effect.

     Failure of Lien. Any Lien in any of the Collateral granted or intended by the Financing Documents to be granted to Lender ceases to be a valid, enforceable, perfected, first priority Lien (or a lesser priority if expressly permitted pursuant to Section 6 of the Loan Authorization Notice) subject only to Permitted Liens.

     Invalidity. Any material provision of any Financing Document for any reason ceases to be valid, binding and enforceable in accordance with its terms.

     Litigation. Any litigation is filed against Borrower or any Guarantor which has had or could reasonably be expected to have a Material Adverse Effect and such litigation is not withdrawn or dismissed within 30 days of the filing thereof.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, and unless such Event of Default shall be cured to the satisfaction of Lender and Ex-Im Bank, Lender may, at its option, without further notice or demand, (a) accelerate the Commitment Termination Date, whereupon the Commitment shall terminate as of the accelerated Commitment Termination Date; (b) terminate all other commitments and obligations of Lender to make loans or other credit accommodations to Borrower, if any; (c) declare the Loan and any other indebtedness of Borrower to Lender immediately due and payable; (d) refuse to make or incur any additional Credit Accommodations under this Agreement or the Note; (e) assemble, sell, lease, buy, transfer or otherwise dispose of the Collateral or the Proceeds thereof; and (f) exercise all the rights and remedies provided in this Agreement, the Note or in any of the other Financing Documents or available at law, in equity, or otherwise; provided, however, that if any Event of Default of the type described in the Subsection titled "Insolvency" shall occur, the Loan and any other indebtedness of Borrower to Lender shall automatically become fully due and payable, without any notice, demand or action by Lender. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Guarantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

MISCELLANEOUS PROVISIONS.

     Amendments. This Agreement, together with the other Financing Documents, constitute the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. This Agreement and the other Financing Documents supersede all existing agreements, oral or written, previously entered into between Borrower and Lender with respect to the Loan unless Borrower and Lender agree in writing to the contrary.

     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     Consent to Loan Participation. Borrower agrees and consents to Lender's sale or transfer, at Lender's sole discretion, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, potential purchasers, or affiliates of Lender, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy it may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.

     Notices. All communications and notices required to be given under this Agreement shall be hand delivered or sent by nationally recognized overnight courier or United States mail, certified or registered, postage prepaid, addressed to the party to whom the notice is to be given at the address shown below. All such communications and notices shall be effective upon delivery. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Borrower, notice to any Borrower will constitute notice to all Borrowers:

                    if to Borrower:
                    AMX Corporation
                    3000 Research Drive
                    Richardson, Texas  75082
                    ATTN: Jean Nelson

                    if to Lender:
                    Bank One, NA
                    1717 Main Street
                    Dallas, Texas  75201
                    ATTN: Fred Points
                    with copy to:

                    Bank One, NA
                    1700 Pacific Avenue, 21st Floor
                    Dallas, Texas 75201
                    ATTN: Martha Gentry

                    if to Ex-Im Bank:

                    Export-Import Bank of the United States
                    811 Vermont Avenue, N.W.
                    Washington, D.C.  20571
                    ATTN: Vice President, Business Credit Division

     Survival; Successors and Assigns. All covenants, agreements, representations and warranties of Borrower and any Guarantor made herein and in the other Financing Documents and in the certificates, instruments and other documents delivered pursuant hereto or thereto shall survive the making or incurring of Credit Accommodations hereunder, and shall continue in full force and effect until all of Borrower's Obligations have been paid and performed in full. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Agreement or in the other Financing Documents shall inure to the benefit of the successors and assigns of Lender and Ex-Im Bank, which is a third-party beneficiary of this Agreement and each of the other Financing Documents to which it is not a direct party. Borrower may not assign any interest that it may have under this Agreement, including, without limitation, the right to receive the benefit of the Loan to be extended hereunder, without the prior written consent of Lender and Ex-Im Bank. Any assignment made or attempted by Borrower without the prior written consent of Lender and Ex-Im Bank shall be void and of no effect. No consent by Lender and Ex-Im Bank to an assignment by Borrower shall release Borrower as the party primarily obligated and liable under the terms of this Agreement unless Borrower shall be released specifically by Lender and Ex-Im Bank in writing. No consent by Lender and Ex-Im Bank to an assignment shall be deemed to be a waiver of the requirement of prior written consent by Lender and Ex-Im Bank with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment. Lender may assign its interest in any or all of the Financing Documents to any Person, including Ex-Im Bank, without the consent of or notice to Borrower, any Guarantor, or any other Person, upon such terms as Lender in its sole discretion deems appropriate.

     Payment of Fees and Expenses. At Lender's discretion, Borrower will pay all out-of-pocket expenses, including, without limitation, the fees and disbursements of legal counsel employed by Lender, incurred by Lender in connection with (i) the preparation and negotiation of this Agreement and the other Financing Documents, (ii) the making or incurring of Credit Accommodations by Lender, (iii) the protection of the Collateral and any other security for the repayment of Borrower's Obligations, and (iv) the enforcement and protection of the rights of Lender in connection with this Agreement or any of the other Financing Documents. Prior to Lender's making or incurring any Credit Accommodations hereunder, Borrower shall pay to Lender, in consideration for the establishment of the Commitment and as an additional condition precedent to the making or incurring of Credit Accommodations, the Ex-Im Bank facility fee determined in accordance with the Loan Authorization Notice and all other fees and expenses due Lender.

     Applicable Law; Jurisdiction; Consent to Service of Process. Except as hereinafter expressly provided, this Agreement is governed by and shall be construed in accordance with the laws of the State of Texas. The Ex-Im Bank Guarantee is governed by New York law. Accordingly, notwithstanding any provision to the contrary contained herein or in any of the other Financing Documents, to the extent, but only to the extent, necessary to assure full satisfaction of and compliance with all terms and conditions of Ex-Im Bank's guaranty of Borrower's Obligations under the Ex-Im Bank Guarantee and to preserve Lender's rights thereunder, this Agreement and each of the other Financing Documents shall be governed by and construed in accordance with the laws of the State of New York. Lender and Borrower hereby submit to the non-exclusive jurisdiction of any New York court or federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement. Final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon Borrower and may be enforced in any court to the jurisdiction of which Borrower is subject, by a suit upon the judgment.

     No Liability of Lender. Neither Lender nor Ex-Im Bank shall be liable for any act or omission by it pursuant to the provisions of this Agreement, in the absence of fraud or gross negligence. Borrower hereby agrees that neither Lender nor Ex-Im Bank shall be chargeable for any negligence, mistake, act or omission of any accountant, examiner, agency or attorney employed by it in making examinations, investigations or collections, or otherwise in perfecting, maintaining, protecting or realizing upon any lien or Security Interest in the Collateral or any other interest in any security for Borrower's Obligations. Neither Lender nor Ex-Im Bank shall incur any liability to Borrower or to any other party in connection with the acts or omissions of Lender or Ex-Im Bank in reliance upon any certificate or other paper believed by Lender or Ex-Im Bank to be genuine or with respect to any other thing which Lender or Ex-Im Bank may do or refrain from doing, unless such act or omission amounts to fraud or gross negligence.

     Indemnification. Borrower agrees to protect, indemnify, defend and hold harmless Lender and Ex-Im Bank from and against any and all claims, damages, losses, liabilities, costs or expenses (including, without limitation, attorneys' fees) whatsoever which Lender and Ex-Im Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of extending the Loan to Borrower, the making or incurring of Credit Accommodations, or the issuance of a guaranty of Borrower's Obligations, as the case may be except to the extent caused by the willful misconduct or gross negligence of Lender; it being the intention of the parties that this Agreement shall be construed and applied to protect, indemnify, defend and hold harmless Lender and Ex-Im Bank against any and all risks involved in the transactions contemplated by this Agreement and the other Financing Documents, all of which risks are hereby assumed by Borrower except to the extent any such claim, damage, loss, liability, cost or expense is caused by the willful misconduct or gross negligence of Lender. The provisions of this Section shall survive the expiration or termination of this Agreement, the other Financing Documents, and the Commitment and the payment and performance of Borrower's Obligations.

     No Partnership. Nothing contained in this Agreement shall be construed in a manner to create any relationship among Borrower, Lender and Ex-Im Bank other than the relationship of borrower, lender and credit enhancement provider, and Borrower, Lender and Ex-Im Bank shall not be considered partners or co-venturers for any purpose on account of this Agreement.

     Controlling Agreement. Borrower acknowledges and agrees that (a) the Borrower Agreement contains additional representations, terms, covenants and conditions related to Borrower and the Loan, and (b) as between Lender and Borrower this Agreement and the Borrower Agreement together govern the establishment of the Loan as a Loan Facility guaranteed pursuant to the Ex-Im Bank Guarantee and the making and incurring of Credit Accommodations under the Loan. In the event any of the representations, terms, covenants or conditions contained in this Agreement conflict with those contained in the Borrower Agreement, then as between Lender and Borrower, the more stringent provisions of each with respect to Borrower shall govern and prevail.

     WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY EACH OF BORROWER AND LENDER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO BE REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity, however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respect shall remain valid and enforceable.

     Rules of Construction. For purposes of this Agreement, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (e) the words "this Agreement", "herein", "hereof", "hereunder" or other words of similar import refer to this Agreement as a whole including the exhibits hereto as the same may be amended, modified or supplemented; (f) all references in this Agreement to sections, subsections, paragraphs and exhibits shall refer to the corresponding sections, subsections, paragraphs and exhibits of or to this Agreement; and
     (g) all references to any instruments or agreements, including references to any of the Financing Documents, shall include any and all modifications, amendments and supplements thereto and any and all restatements, extensions or renewals thereof to the extent permitted under this Agreement.

     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document. Signature pages may be detached from the counterparts to a single copy of this Agreement to physically form one document.

     Time is of the Essence. Time is of the essence in the performance of this Agreement.

     Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, or between Lender and any Guarantor, shall constitute a waiver of any of Lender's rights or of any obligations of Borrower or of any Guarantor as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

BORROWER ACKNOWLEDGES HAVING READ ALL OF THE PROVISIONS OF THIS AGREEMENT, AND BORROWER AGREES TO ITS TERMS. THIS AGREEMENT IS EXECUTED AS OF THE DATE FIRST SET FORTH ABOVE.

BORROWER:

By: /s/ Jean M. Nelson
   -----------------------------
Name: Jean M. Nelson
     ---------------------------
Title: VP & CFO
      --------------------------

LENDER:                                            ACKNOWLEDGED:

BANK ONE, NA                                       BANK ONE, NA
Main Office Chicago                                Main Office Chicago

By: /s/ Fred Points, FVP                           By: /s/ Martha Gentry
   -----------------------------                      --------------------------
    Authorized Officer                                 Authorized Officer
                                                       Martha Gentry